UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 15, 2015

Commission File Number:  00052886

EASTGATE BIOTECH CORP.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

87-0639378

(IRS Employer Identification No.)

2681 East Parleys Way, Suite 204, Salt Lake City, Utah 84109
(Address of principal executive offices)

(801) 322-3401
(Registrant's Telephone number)

__________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 15, 2015, Mira Hasanagic resigned as the President of Eastgate Biotech Corp. (the “Company”).  Also on such date, Ms. Hasanagic was appointed as Vice President, Natural Products, a non-executive positive position.  Ms. Hasanagic’s resignation as President was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

On January 15, 2015 Rose Perri was appointed President of the Company.  Ms. Perri, 47, has held management positions and overseen operations for private and public companies for the past 20 years.    She served as Chief Operating Officer and Chief Financial Officer of  Generex Biotechnology Corporation from 1996 to her appointment as Global Business Development and Licensing for the Company in May of 2012.   She has also served as a manager of a family-owned property investment/property management company with responsibilities of overseeing the property portfolio.  She has also served in a number of start-up biotech companies as a senior executive and board member.   Along with her late brother, Mark Perri, she founded Biomin Therapeutics Corporation, a start-up biotech company, in 1990. Biomin was publically traded on the Toronto Stock Exchange and the former Vancouver Stock Exchange.

            In 1995, Ms. Perri co-founded Generex Biotechnology Corporation, a start-up drug delivery company whose main research product was a buccal delivery of insulin.  The company currently trades on the OTCQB and traded on the NASDAQ Capital Market from 2003 to October 2010 and the NASDAQ National Market from 2000 to 2003.  Ms. Perri’s positions during her 16 years at Generex included Chief Operating Officer and Chief Financial Officer.    She holds a Bachelor of Arts Degree from the University of Toronto and a Bachelor of Business Administration from York University.

Transactions with Related Persons

                Ms. Perri individually and through an affiliated entity owns15,395,519 shares of common stock and warrants to purchase1,896,875 shares of common stock.  This includes 10 million shares of common stock the Company issued to an entity affiliated with Ms. Perri  in May 2012 in connection with the Company’s purchase of certain pharmaceutical products and formulas.

                On March 14, 2014, the Board of Directors approved the conversion of $180,000 in accrued liabilities to MS. Perri for services into 720,000 shares of common stock and 5 year warrants to purchase 540,000 shares of common stock at an exercise price of $0.25 per share.

On June 9, 2014, the Board of Directors approved the conversion of $106,800 of accrued liabilities for services payable to Ms. Perri into 427,200 shares of common stock and 5 year warrants to purchase 320,400 shares of common stock at an exercise price of $0.25 per share.

On November 11, 2014, the Board of Directors approved the conversion of $102,779 of accrued liabilities for services payable to Ms. Perri into 3,211,844 shares of common stock.

On January 5, 2015, the Board of Directors approved the conversion of $41,459 of accrued liabilities for services payable to Ms. Perry into 1,036,475 shares of common stock and 5 year warrants to purchase 1,036,475 shares of common stock at an exercise price of $0.04 per share.

Item 9.01 Financial Statements and Exhibits

 (d)          Exhibits

On January 20, 2015, the Company issued a press release announcing Ms. Perri’s appointment.  A copy of the press release is appended hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTGATE BIOTECH CORP.

Date:   January 21, 2015

By:	/s/ Anna Gluskin

Name: Anna Gluskin
Title: Chief Executive Officer